UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):        October 27, 2009

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL	60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Conditions

On October 27, 2009, Nalco Holding Company (the “Company”) announced its third quarter 2009 and year to date financial results. A copy of that earnings news release is attached as an exhibit to this Form 8-K.

This press release includes several non-GAAP measures. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in attachments to this press release, which may also be found at www.nalco.com. EBITDA is a non-GAAP measure used to determine compliance with the Company’s debt covenants. Pro Forma EBITDA is a non-GAAP measure that includes adjusting for restructuring expenses, a pension settlement charge, loss on early extinguishment of debt and gains on divestitures. Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Net Cash Provided by Operating Activities as shown on Nalco’s Cash Flow Statement, and is defined as Net Cash Provided by Operating Activities less Capital Expenditures and Minority Interest charges. In addition, Nalco discusses sales growth in terms of nominal (actual) and organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture impacts). The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

The information in this Current Report on Form 8-K and accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Press release of Nalco Holding Company dated October 27, 2009, describing its third quarter 2009 and year to date financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: October 28, 2009